AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 28, 2020

REGISTRATION NO. 333-237996

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BROOKFIELD RENEWABLE PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Bermuda	Not applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

73 Front Street, 5th Floor

Hamilton, HM 12, Bermuda

+1 (441) 294-3309

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

(302) 738-6680

(Name, Address and Telephone Number of Agent for Service)

Copies to:

Torys LLP

1114 Avenue of the Americas, 23rd Floor

New York, NY 10036

Attention: Mile T. Kurta

(212) 880-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging Growth Company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Limited Partnership Units	119,600,000(1)(2)	$45.06(3)	$5,389,176,000(3)	$699,515.05(3)(4)

(1)

Represents the maximum number of non-voting limited partnership units (“BEP units”) of Brookfield Renewable Partners L.P. (“BEP”) to be issued by BEP or to be delivered by Brookfield Renewable Corporation (“BEPC”) or Brookfield Asset Management Inc. (“Brookfield”), in each case in connection with the exchange, redemption or purchase, as applicable, from time to time, of class A exchangeable subordinate voting shares of BEPC (“BEPC exchangeable shares”). The number of BEP units represents a good-faith estimate of the maximum number of BEP units expected to be issued upon exchange, redemption or purchase, as applicable, of BEPC exchangeable shares (including upon liquidation, dissolution, or winding up of BEPC) (x) to be outstanding following the special distribution and acquisition by BEP and BEPC of the outstanding shares of class A common stock of TerraForm Power, Inc. (“TERP”) not currently owned by the BEP and its affiliates (the “TERP acquisition”), each as described in the prospectus filed as part of this registration statement, and (y) underlying BEPC stock awards that are expected to be issued in exchange for TERP stock awards to be canceled in the TERP acquisition.

(2)

Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional BEP units as may be issuable as a result of stock splits, stock dividends or similar transactions.

(3)

Calculated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the BEP units on the New York Stock Exchange on April 27, 2020.

(4)	Previously paid.

The Registrant hereby amends the Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) of the Securities Act of 1933, as amended, may determine.

EXPLANATORY NOTE

This Amendment No. 2 (this “Amendment”) to the Registration Statement on Form F-3 (File No. 333-237996) (the “Registration Statement”) of Brookfield Renewable Partners L.P. is being filed solely to re-file Exhibits 23.1, 23.2, 23.3 and 23.4 to the Registration Statement, which were previously filed with the Registration Statement. Accordingly, this Amendment consists solely of the facing page, this explanatory note, Item 9 of Part II of the Registration Statement, the signature page, and Exhibits 23.1, 23.2, 23.3 and 23.4. The remainder of the Registration Statement is unchanged and therefore has not been included in this Amendment.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 9.	EXHIBITS

The following exhibits have been filed or incorporated by reference as part of this Registration Statement on Form F-3:

EXHIBIT NUMBER	DESCRIPTION

2.1(1)	Agreement and Plan of Reorganization, by and among TerraForm Power, Inc., Brookfield Renewable Partners L.P., Brookfield Renewable Corporation, 2252876 Alberta ULC and TerraForm Power NY Holdings, Inc., dated March 16, 2020.

3.1(2)	Certificate of Registration of Brookfield Renewable Energy Partners L.P., dated June 29, 2011.

3.2(2)	Certificate of Deposit of Supplementary Certificate of Brookfield Renewable Energy Partners L.P., dated August 29, 2011.

3.3(3)	Certificate of Deposit of Supplementary Certificate of Brookfield Renewable Energy Partners L.P., dated December 21, 2011.

3.4(2)	Certificate of Deposit of Supplementary Certificate of Brookfield Renewable Energy Partners L.P., dated May 11, 2012.

3.5(4)	Certificate of Deposit of Supplementary Certificate of Brookfield Renewable Partners L.P., dated May 4, 2016.

3.6(3)	Certificate of Deposit of Memorandum of Increase of Share Capital, dated November 23, 2011.

3.7(5)	Fourth Amended and Restated Limited Partnership Agreement of Brookfield Renewable Partners L.P., dated May 3, 2016.

3.8(6)	First Amendment to the Fourth Amended and Restated Limited Partnership Agreement of Brookfield Renewable Partners L.P., dated May 25, 2016.

3.9(7)	Second Amendment to the Fourth Amended and Restated Limited Partnership Agreement of Brookfield Renewable Partners L.P., dated February 14, 2017.

3.10(8)	Third Amendment to the Fourth Amended and Restated Limited Partnership Agreement of Brookfield Renewable Partners L.P., dated January 16, 2018.

3.11(9)	Fourth Amendment to the Fourth Amended and Restated Limited Partnership Agreement of Brookfield Renewable Partners L.P., dated February 28, 2019.

3.12(10)	Fifth Amendment to the Fourth Amended and Restated Limited Partnership Agreement of Brookfield Renewable Partners L.P., dated March 11, 2019.

3.13(11)	Sixth Amendment to the Fourth Amended and Restated Limited Partnership Agreement of Brookfield Renewable Partners L.P., dated February 24, 2020.

3.14(2)	Articles of Incorporation of Brookfield Renewable Partners Limited.

3.15(2)	Form 13 Amending the Registered Office of Brookfield Renewable Partners Limited.

3.16(12)	Bye-laws of Brookfield Renewable Partners Limited.

4.1(13)	Form of Articles of Brookfield Renewable Corporation.

4.2(14)	Form of Rights Agreement, by and between Brookfield Asset Management Inc. and Wilmington Trust, National Association.

4.3(15)	Form of Registration Rights Agreement by and between Brookfield Renewable Corporation, Brookfield Renewable Partners L.P. and Brookfield Asset Management Inc.

5.1*	Opinion of Appleby (Bermuda) Limited with respect to certain matters of Bermuda law.

23.1+	Consent of Ernst & Young LLP, with respect to Brookfield Renewable Partners L.P.’s financial statements as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019.

23.2+	Consent of KPMG LLP, with respect to the TerraForm Power Inc. Financial Statements as of and for the year ended December 31, 2017.

23.3+	Consent of Ernst & Young LLP, with respect to TerraForm Power Inc. Financial Statements as of and for the two years ended December 31, 2019 and 2018.

23.4+	Consent of Deloitte, S.L., with respect to TERP Spanish HoldCo, S.L. as of December 31, 2018 and for the period from June 12, 2018 to December 31, 2018.

23.5*	Consent of Appleby (Bermuda) Limited (included in the opinion filed as Exhibit 5.1 hereto).

24.1*	Power of Attorney (included in the signature page to this Form F-3 filed on May 4, 2020).

99.1(16)	Form of Notice of Exchange.

+	Filed herewith.
*	Previously filed.
(1)	Filed as an exhibit to our Form 6-K on March 27, 2020, and incorporated herein by reference.
(2)	Filed as an exhibit to our Registration Statement on Form 20-F, including all amendments thereto, with the last such amendment having been made on May 16, 2013, and incorporated herein by reference.
(3)	Filed as an exhibit to our 2018 Form 20-F/A as filed on March 22, 2019 and incorporated herein by reference.
(4)	Filed as an exhibit to our Form 6-K on May 4, 2016, and incorporated herein by reference.
(5)	Filed as an exhibit to our Form 6-K on May 6, 2016, and incorporated herein by reference.
(6)	Filed as an exhibit to our Form 6-K on May 26, 2016, and incorporated herein by reference.
(7)	Filed as an exhibit to our Form 6-K on February 14, 2017, and incorporated herein by reference.
(8)	Filed as an exhibit to our Form 6-K on January 17, 2018, and incorporated herein by reference.
(9)	Filed as an exhibit to our Form 6-K on February 28, 2019, and incorporated herein by reference.
(10)	Filed as an exhibit to our Form 6-K on March 11, 2019, and incorporated herein by reference.
(11)	Filed as an exhibit to our Form 6-K on February 24, 2020, and incorporated herein by reference.
(12)	Filed as an exhibit to our 2015 Form 20-F as filed on February 26, 2016, and incorporated herein by reference.
(13)

Filed as an exhibit to Amendment No. 5 to Form F-1 on Form F-1/Form F-4 of Brookfield Renewable Partners L.P. and Brookfield Renewable Corporation, as filed on June 22, 2020, and incorporated herein by reference.

(14)

Filed as an exhibit to Amendment No. 2 to Form F-1 on Form F-1/Form F-4 of Brookfield Renewable Partners L.P. and Brookfield Renewable Corporation, as filed on April 21, 2020, and incorporated herein by reference.

(15)	Filed as an exhibit to Amendment No. 1 to Form F-1 of Brookfield Renewable Partners L.P. and Brookfield Renewable Corporation, as filed on January 17, 2020, and incorporated herein by reference.
(16)

Filed as an exhibit to Amendment No. 3 to Form F-1 on Form F-1/Form F-4 of Brookfield Renewable Partners L.P. and Brookfield Renewable Corporation, as filed on June 5, 2020, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Amendment No. 2 to the Registration Statement on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized in Hamilton, Bermuda on July 28, 2020.

BROOKFIELD RENEWABLE PARTNERS L.P., by its general partner, BROOKFIELD RENEWABLE PARTNERS LIMITED

By:	/s/ James Bodi
Name: James Bodi
Title: Vice President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on July 28, 2020.

Signature	Title

* Sachin Shah	Chief Executive Officer of BRP Energy Group L.P. (Principal Executive Officer)

* Wyatt Hartley	Chief Financial Officer of BRP Energy Group L.P. (Principal Financial and Accounting Officer)

* Jeffrey Blidner	Chairman of the Board of Directors of Brookfield Renewable Partners Limited

* Nancy Dorn	Director of Brookfield Renewable Partners Limited

* Eleazar de Carvalho Filho	Director of Brookfield Renewable Partners Limited

* David Mann	Director of Brookfield Renewable Partners Limited

* Lou Maroun	Director of Brookfield Renewable Partners Limited

* Stephen Westwell	Director of Brookfield Renewable Partners Limited

* Patricia Zuccotti	Director of Brookfield Renewable Partners Limited

*By:	/s/ James Bodi
Name: James Bodi
Title: Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Amendment No. 2 to the Registration Statement, solely in the capacity of the duly authorized representative of Brookfield Renewable Partners L.P. in the United States, on this 28th day of July, 2020.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative